                                                               EXHIBIT (a)(1)(C)


                          NOTICE OF GUARANTEED DELIVERY

                                 SHOLODGE, INC.

                                OFFER TO PURCHASE

              FOR CASH UP TO $7,000,000 AGGREGATE PRINCIPAL AMOUNT
          OF ITS 7 1/2 % SUBORDINATED CONVERTIBLE DEBENTURES, DUE 2004
                             (CUSIP NO. 825034 AA 9)


     THE OFFER, WITHDRAWAL RIGHTS AND PRORATION PERIOD WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON AUGUST 27, 2003 UNLESS EXTENDED OR EARLIER TERMINATED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION
                                     DATE")

By Registered or Certified Mail:         By Facsimile Transmission:            By Hand or Overnight Delivery:

SunTrust Bank                            (For Eligible Institutions Only)      SunTrust Bank
424 Church Street                        (615) 748-5331                        424 Church Street
Nashville, Tennessee 37219                                                     Nashville, Tennessee 37219
Attn: Corporate Trust                    To Confirm by Telephone or For        Attn: Corporate Trust
                                         Information Call:
                                         (615) 748-4559

         This form or one substantially equivalent hereto must be used by registered holders of outstanding 7 1/2 % Subordinated Convertible Debentures, due 2004 (the "Notes") who wish to tender their Notes for cash, pursuant to the offer described in the Purchase Offer Statement dated July 31, 2003 (the "Statement") of ShoLodge, Inc. (the "Company") if the holder's Notes are not immediately available or if such holder cannot deliver its Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to SunTrust Bank (the "Depositary") prior to 12:00 midnight., New York City time, on August 27, 2003. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Depositary. See "Guaranteed Delivery" in the Statement.

         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

         The undersigned hereby tenders to the Company the principal amount of the Notes indicated below, upon the terms and subject to the conditions contained in the Statement, receipt of which is hereby acknowledged.

                       DESCRIPTION OF SECURITIES TENDERED


                                       Name and Address of           Certificate
                                     Registered Holder as it     Number(s) for Notes       Principal Amount of Notes
     Name of Tendering Holder         appears on the Notes          Being Tendered             Being Tendered


     ------------------------        ------------------------    -------------------      --------------------------

     ------------------------        ------------------------    -------------------      --------------------------

     ------------------------        ------------------------    -------------------      --------------------------

     ------------------------        ------------------------    -------------------      --------------------------

     ------------------------        ------------------------    -------------------      --------------------------

     ------------------------        ------------------------    -------------------      --------------------------


                                PLEASE SIGN HERE

X                                                                        , 2003
   -------------------------------          -----------------------------

X                                                                        , 2003
   -------------------------------          -----------------------------

X                                                                        , 2003
   -------------------------------          -----------------------------

      SIGNATURE(S) OF OWNER                            DATE

         Must be signed by the holder(s) of Notes as their name(s) appear(s) on certificates for Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)


Name(s):
        -----------------------------------------------------------------------

        -----------------------------------------------------------------------

Capacity:
         ----------------------------------------------------------------------

Address(es):
            -------------------------------------------------------------------

            -------------------------------------------------------------------


         The Depository Trust Company (Check if Old Notes will be tendered by book-entry transfer) Account Number:
                                             ---------------------------------

             THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED.

                    THE FOLLOWING GUARANTEE MUST BE COMPLETED
                              GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guaranteed, and any other documents required by the Letter of Transmittal within three NYSE trading days after the date of execution of this Notice of Guaranteed Delivery.


Name of Firm:

                ----------------------------------             -------------------------------------------
                                                                          (Authorized Signature)
Address:
                ----------------------------------    Title:
                                                             ---------------------------------------------
                ----------------------------------
Area Code and
Telephone Number                                      Name:
                ----------------------------------         -----------------------------------------------

                                                      Date:
                                                           -----------------------------------------------

NOTE: DO NOT SEND NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.